                                                                     EXHIBIT 4.2

                         VOID AFTER ____________, 2002

               REDEEMABLE SERIES A COMMON STOCK PURCHASE WARRANT
           FOR THE PURCHASE OF ___________ SHARES OF COMMON STOCK OF

                          ENERGY SEARCH, INCORPORATED
NO. ESW                                                                 WARRANTS

                                                               CUSIP 29271T 11 5

THIS CERTIFIES THAT,


is entitled to purchase from ENERGY SEARCH, INCORPORATED, a Tennessee Corporation (hereinafter called the "Company"), upon the surrender of this Warrant to the Company at the principal office of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), provided, and only if, this Warrant shall be surrendered at any time on and after ____________, 1998 and before the close of business on __________, 2002, the number of fully paid and nonassessable shares of Common Stock, no par value ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Warrant Price for the number of shares in respect of which this Warrant is exercised;
provided however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock which may become purchasable pursuant to this Warrant may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to this Warrant. The Warrant Price at which the Common Stock shall be purchasable upon the exercise of Warrants shall be $______ per share, payable upon the exercise of this Warrant, either in cash or by certified or official bank check, in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of this Warrant and no fractional shares shall be issued. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time in part only of the shares specified herein and, in the event that this Warrant is exercised in respect of fewer than all of such shares, a new Warrant for the remaining number of such shares will be issued on such surrender.

     The Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of __________, 1996, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, asserts. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of said Warrant Agent. The Company shall not be required upon the exercise of this Warrant to issue fractions of shares, but shall make adjustment therefor in cash as provided in said Warrant Agreement.

     This Warrant may be redeemed by the Company, at its option, at any time on or after __________ , 1998, on thirty days' prior written notice, at $0.05 per Warrant. If the closing sale price of the Common Stock on any national securities exchange or the closing bid quotation of the Common Stock on the NASDAQ Small-Cap Market has equaled or exceeded $____ for twenty consecutive trading days within the thirty-day period immediately preceding such notice. The redemption price is subject to adjustment based on adjustments to the Warrant Price. This Warrant may not be exercised after the close of business on the day preceding the redemption date.

     The Warrant is transferable at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant. Upon any such transfer, a new Warrant or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant.

     This Warrant and similar Warrants when surrendered at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

     This Warrant may be exercised only if a current prospectus relating to the Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder resides.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.


     This Warrant shall not be valid unless countersigned by the Warrant
Agent.

     IN WITNESS WHEREOF, Energy Search, Incorporated has caused to be printed herein the facsimile signatures of its duly authorized officers as of the date written above.

Dated:

                     [Seal appears here]
                                                     ENERGY SEARCH, INCORPORATED

          By:                                        By:

                  /s/ Robert L. Remine                    /s/ Richard S. Cooper
                       SECRETARY                                PRESIDENT


COUNTERSIGNED:
                  AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                              AS WARRANT AGENT

BY

                                                           AUTHORIZED OFFICER

                             ELECTION TO PURCHASE

    To Be Executed by the Registered Holder in Order to Exercise Warrants

To:  Energy Search, Incorporated
c/o: American Stock Transfer & Trust Company

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for, and to purchase thereunder, __________ shares of the stock provided for therein, and requests that certificates for such shares shall be issued in the name of

 PLEASE PRINT SOCIAL SECURITY
  OR OTHER IDENTIFYING NUMBER
______________________________
|                            |
________________________________________________________________________________
                          (Please Print or Typewrite)

and be delivered to ____________________________________________________________
                                    (Name)

at _____________________________________________________________________________
      (Current Address)          (City)              (State)          (Zip Code)

and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________________, 19___    Signature:________________________________
                                                Note: The above signature must
Name Warrantholder: ______________              correspond with the name as
                    (Please Print               written upon the face of this
                     or Typewrite)              Warrant in every particular,
                                                without alteration or
Address: _________________________              enlargement or any change
            (ILLEGIBLE)                         whatever.

__________________________________
(City)      (State)     (Zip Code)

                                  ASSIGNMENT

      To Be Executed by the Registered Holder in Order to Assign Warrants

For value received _____________________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY
  OR OTHER IDENTIFYING NUMBER
         OF ASSIGNEE
______________________________
|                            |
________________________________________________________________________________
                  (Please Print or Typewrite name and address
                    including postal zip code of assignee)

________________________________________________________________________________

_________________________________________________________ the within Warrant(s),

________________________________________________________________________________
together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

________________________________________________________________________attorney to transfer and Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

                                                   Dated _______________, 19____

                                      Signature:________________________________
                                                Note: The above signature must
                                                correspond with the name as
                                                written upon the face of this
                                                Warrant in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatever.